UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 18, 2011

Date of Report (Date of earliest event reported)

First China Pharmaceutical Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54076	74-3232809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number 504, West Ren Min Road,
Kunming City, Yunnan Province
People’s Republic of China, 650000

(Address of Principal Executive Offices)

852-2138-1668

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On March 18, 2011, First China Pharmaceutical Group, Inc., a Nevada corporation (the “Company”) entered into a form of Securities Purchase Agreement (the “SPA”) and consummated an initial closing of a private placement offering (the “Private Offering”) with certain accredited investors (the “Purchasers”) for the issuance and sale of one hundred and fourteen (114) Units of the Company at a purchase price of $25,000 per Unit, for aggregate consideration of $2,850,000.   Each “Unit” is comprised of (i) 27,778 shares of Company common stock, $0.001 par value per share (the “Common Stock,” and the shares of Common Stock offered referred to as the “Shares”), (ii) warrants to purchase 27,778 shares of Common Stock at an exercise price of $1.25 per share (the “Series A-1 Warrants”), and (iii) warrants to purchase 27,778 shares of Common Stock at an exercise price of $2.00 per share (the “Series A-2 Warrants”) (the Series A-1 Warrants and the Series A-2 Warrants, collectively, the “Warrants”).  The Warrants expire four (4) years from the date of issuance, subject to early termination or forfeiture in accordance with certain terms and conditions of the Warrants.

The Private Offering is being conducted by the Company on a “best efforts” basis wherein a minimum of 80 Units or 2,222,240 Shares, 2,222,240 Series A-1 Warrants and 2,222,240 Series A-2 Warrants, and maximum of 280 Units, or 7,777,840 Shares, 7,777,840 Series A-1 Warrants and 7,777,840 Series A-2 Warrants may be sold.  Each of the Purchasers executed an SPA, which was accepted by the Company at the initial closing, and each Purchaser represented to the Company that such investor is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).  The Company intends to use the net proceeds of the Private Offering for general corporate purposes, which may include funding working capital needs, marketing, acquisitions and expansion, and to further the operations of the Company.

The foregoing description of the Private Offering, the SPA and the Warrants is not intended to be complete and is qualified in its entirety by the complete text of the form SPA, Series A-1 Warrant and Series A-2 Warrant, attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Section 3 – Securities and Trading Market

Item 3.02.  Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the Company’s unregistered sale of Units is incorporated in its entirety into this Item 3.02.

In connection with the initial closing of the Private Offering, the Company sold one hundred and fourteen (114) Units to certain accredited investors for aggregate consideration of $2,850,000 and net proceeds to the Company of approximately $2,723,500, after deducting for certain costs and expenses as further set forth in the SPA.  An aggregate of 3,264,471 Shares, 3,264,471 Series A-1 Warrants and 3,264,471 Series A-2 Warrants were issued in connection with the initial closing.  The Shares and Warrants were issued in reliance upon Rule 506 of Regulation D and/or Regulation S of the Securities Act, and comparable exemptions for sales to “accredited” investors under state securities laws.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description

10.1	Form of Securities Purchase Agreement

10.2	Form of Series A-1 Warrant

10.3	Form of Series A-2 Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First China Pharmaceutical Group, Inc.

Dated: March 23, 2011	By:	/s/ Zhen Jiang Wang
Zhen Jiang Wang Chief Executive Officer